Groupama Immobilier	Exhibit 10.12

COMMERCIAL LEASE

BY AND BETWEEN THE UNDERSIGNED:

SCI LA DEFENSE ASTORG, a French société civile immobilière (real estate investment company) with stated capital of €21,735,750, registered with the Paris Trade and Companies Register under number 322 283 961, whose principal office is located at 22 Rue Joubert, in the 9th arrondissement of Paris, the owner, represented by GROUPAMA IMMOBILIER, a French société anonyme (corporation) with a management board (directoire) and supervisory board (conseil de surveillance) with stated capital of €2,400,000, registered with the Paris Trade and Companies Register under number 413 114 760, whose principal office is located at 22 Rue Joubert, in the 9th arrondissement of Paris, and who is itself represented by Mr. Guillaume Valarcher, its Real Estate Management Director (Directeur de la Gestion Immobilière);

hereinafter “Lessor”;

party of the first part;

AND:

SEQUANS COMMUNICATIONS, a French société anonyme with a board of directors, with stated capital of €137,500, registered with the Paris Trade and Companies Register under number B.450.249.677, whose principal office is located at 103 Boulevard Macdonald, 75019 Paris, represented by its Chairman, Mr. Karam;

hereinafter “Lessee”;

party of the second part.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

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ARTICLE I – PURPOSE:

Lessor hereby leases and lets out to Lessee, who hereby accepts, the premises described below, which are located in a real estate complex designated as “PB104”, and known as the “CitiCenter” building, which is located at 19 Le Parvis, Paris La Défense, in the city of Puteaux (92800).

ARTICLE II – DESCRIPTION OF THE PREMISES LEASED:

•	A group of offices on the third floor with a surface area of 746 m2, including a share of the common areas,

•	10 parking spaces located at level - 4, designated by numbers 415 to 424,

as such premises are shown on the plans appended hereto, as they continue and with all they include, without exception or reservation. Lessee represents that it is well acquainted with the premises as a result of a visit it has made thereto.

The parties agree that the premises leased constitute an indivisible whole.

ARTICLE III – INTENDED USE OF THE PREMISES:

The premises leased shall be occupied solely for use as commercial offices for the following purpose:

•	Conducting the Company’s business

to the exclusion of any other activity or use of the premises. It is agreed that Lessor does not grant Lessee any exclusive rights and, therefore, reserves the right to lease any other premises in the building, for any commercial, industrial or craft trade use, including for the same business conducted by Lessee.

ARTICLE IV – TERM:

This lease is granted for a term of 3/6/9 entire and consecutive years, which shall commence on May 11, 2005 and expire on May 10, 2014.

However, Lessee alone shall be entitled to terminate the lease at the expiration of either of the first two three-year periods by giving Lessor six months’ prior notice in an instrument served by a bailiff (acte extrajudiciaire).

ARTICLE V – RENT – INDEXATION – REVISION:

*	Rent:

This lease is granted and accepted in consideration for an annual rent, excluding taxes and maintenance charges, in the principal amount of €253,960.00 (TWO HUNDRED FIFTY THREE THOUSAND NINE HUNDRED SIXTY EUROS), which breaks down as follows:

-	For the offices: €238,720.00 (TWO HUNDRED THIRTY EIGHT THOUSAND SEVEN HUNDRED TWENTY EUROS)
-	For the parking spaces: €15,240.00 (FIFTEEN THOUSAND TWO HUNDRED FORTY EUROS)

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Lessee shall pay this rent to Groupama Immobilier on a quarterly basis, in advance, on the first of January, April, July and October of each year, and for the first time on May 11, 2005.

Lessor has opted to subject its rent and services to VAT. Therefore, Lessee is exempt from paying the Contribution on Rental Income (Contribution sur les Revenus Locatifs), but shall pay VAT, at the rate in force, on each installment of rent.

*	Indexation – Revision:

Without prejudice to the provisions concerning the revision of rent every three years, as provided in Articles L145-37 and L145-38 of the French Commercial Code (Code du Commerce), the contractual rent as defined above shall be indexed automatically, without the need for any prior notice:

. Each year on the anniversary of the effective date of the lease;

. On the basis of the variation observed over four quarters in the national construction costs index (indice national du coût de la construction) published by INSEE (basis of 100, 4th quarter of 1953).

The first indexation will take place one year after the effective date of the lease, i.e., on May 11, 2006.

The indexes to be compared at the time of this first indexation shall be:

- First, the most recent known value of the INSEE construction index on the effective date of the lease: the value of the index for the 3rd quarter of 2004, i.e., 1,272.

- Second, the most recent known value of the same index on the anniversary date of the lease, i.e., the value of the index for the 3rd quarter of 2005.

At the time of each subsequent indexation, the indexes to be compared shall be the indexes known, first, on the previous anniversary date and, second, on the relevant anniversary date.

Furthermore, in the event of a delay in the publication of the comparison indexes, Lessor shall be entitled to make a provisional calculation and request payment of provisional rent on the basis of the most recently published indexed prior to the relevant anniversary date. Lessee undertakes to regularize its account when the index used to calculate the final rent for the relevant indexation is published, such that the variation is made on the basis of four quarters as stated above.

In the event that for any reason whatsoever the index chosen cannot be applied, the parties expressly agree:

- To replace it with the index published in its stead or, if none, a similar index chosen by agreement of the parties; and

- If the parties fail to reach agreement, to have an expert appointed, by an order of the Presiding Judge of the Nanterre District Court (Tribunal de Grande Instance), acting pursuant to a petition filed by the first party to act. Said expert shall be endowed with all powers inherent in his/her status as the parties’ joint agent. The duties of this joint agent, whose decision shall be final and not subject to appeal, shall be to choose or, if necessary, to recreate, an index that tracks construction costs in the Ile de France region as accurately as possible or, failing this, construction costs at the national level. The expert’s fees and expenses shall be shared equally by Lessor and Lessee.

The parties acknowledge that the foregoing provisions are an essential and material condition of this lease, without which the lease would not have been granted and accepted.

ARTICLE VI – MAINTENANCE CHARGES:

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For Lessor, the rent shall be net of maintenance charges. Therefore, Lessee shall pay for all charges, services, supplies, taxes and other levies currently in effect or that may be imposed in the future, including those for which Lessor is or may be liable, and expenses in connection with the building, with the exception of major repairs, as defined in Article 606 of the French Civil Code (Civil Code).

The following is a non-exhaustive list of maintenance charges that are common to the building:

-	The consumption of utilities necessary for heating and air conditioning, water and consumption of electricity;
-	Cleaning of common areas and exterior and interior facades, as well as the building’s windows;
-	Garbage collection;
-	Maintenance of green spaces;
-	Sentry and security services, as well as technical inspections of technical equipment;
-	The use and maintenance of common equipment, such as:
.	Air conditioning, heating, elevators and escalators;
.	Electricity in the common areas, electrical installations and generators;
.	Controlling access to the building;
-	Maintenance, supplies and, more broadly, all services related to the operation of the building;
-	The maintenance and cleaning of parking areas;
-	Contribution to environmental expenditures;
-	Expenses generated by the property owners’ association (Association Syndicale des Copropriétaires) of the neighborhood in which the building is located;
-	Technical management of the building.

These maintenance charges, with the exception of expenses in connection with elevators, shall be calculated on the basis of the surface area leased to Lessee compared to the building’s total surface area, excluding technical premises and parking areas.

Elevator expenses shall be prorated in accordance with the percentage shares (tantièmes) determined by an expert surveyor, and allocated to the premises leased.

It is agreed that Lessor reserves the right to allocate the charges above on the basis of percentage shares in the event it has an expert surveyor draw up an allocation schedule. In such case, Lessee undertakes to accept the application of such allocation schedule.

The parties expressly agree that Lessee alone shall pay property taxes and the costs of the non- occupant property owner’s insurance policy for the building. Lessee shall reimburse Lessor for these expenses, upon production of supporting documentation. Lessee’s share shall be calculated on the basis of the surface area leased to Lessee compared to the building’s total surface area, excluding technical premises and parking areas, in accordance with the current allocation schedule.

In accordance with the same requirements, Lessee shall reimburse Lessor for all taxes and/or other levies that may be imposed on the building, including if Lessor is solely liable to the tax authorities. Therefore, in addition to the expenses above, Lessee shall, upon production of supporting documentation, reimburse Lessor for its share of the garbage collection tax and the Ile de France tax on offices, as adopted by Article 231 ter of the French Tax Code (Code Général des Impôts), prorated in accordance with the share of the taxable surface area it occupies.

Furthermore, in addition to the expenses above, Lessee shall pay the management fees of the property management company, which are set at 2%, excluding taxes, of the principal amount of rent, excluding taxes and maintenance charges. These fees shall be invoiced with the statement for rent and at the same frequency.

Each quarter, at the same time it pays rent, Lessee shall pay an advance on general common maintenance charges equal to one-quarter of the interim annual budget allocated to it (as of this time, such budget does not include property taxes, the annual tax on premises used as offices, premiums for the building’s insurance policy, the management fees of the property management company and

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individual utilities consumption), which on the signature date of this lease is €12,000 (TWELVE THOUSAND EUROS).

Lessor shall collect from Lessee expenses that are not included in the interim annual budget as Lessor pays them, with the exception of, first, the management fees of the property management company, which shall be payable as specified above and, second, individual utilities consumption (water, electricity), which shall be paid as an “individual advance”, equal to one-quarter of the interim annual budget prepared by Lessor, which on the signature date of this lease is €2,500 (TWO THOUSAND FIVE HUNDRED EUROS).

Each year, Lessor shall prepare a final statement showing the breakdown of the expenses for the period. Lessee shall pay this statement within a period of not more than one month from the date this statement is presented for payment.

ARTICLE VII – SECURITY DEPOSIT:

Lessor acknowledges that it has received from Lessee the sum of €63,490.00 (SIXTY THREE THOUSAND FOUR HUNDRED NINETY THREE EUROS), which is equal to three months’ rent, excluding taxes and maintenance charges, to guarantee payment of rent, proper performance of the terms and conditions of the lease, repairs required of the tenant and amounts owed by Lessee for which Lessor may be held liable.

The difference, whether more or less, shall be paid or returned after deducting, if applicable, the amounts of said repairs and all sums owed to Lessor pursuant to this lease after Lessee has moved out, surrendered the keys and produced receipts evidencing payment of all contributions, taxes and fees for which it is liable, without prejudice to Lessor’s right to claim damages.

This security deposit shall not bear interest in favor of Lessee.

Each time rent is adjusted, this security deposit shall be increased or decreased so as to always equal three months’ rent, excluding taxes and maintenance charges.

ARTICLE VIII – GENERAL TERMS AND CONDITIONS:

This lease, which is and shall remain governed by the provisions of the French Commercial Code (Book 1, Title IV, Chapter V, as well as the provisions of Decree 53-960 of September 30, 1953 that have not been abrogated by Order 2000-912 of September 18, 2000) and any future provisions that may amend the foregoing provisions, is granted and accepted pursuant to the following terms and conditions, which Lessee undertakes to perform and carry out, without the right to claim any compensation or reduction in rent. Failure to comply with these terms and conditions shall be grounds for terminating the lease.

a) Possession:

Lessee shall take the premises in their condition at the time that it takes possession, and shall not be entitled to request that Lessor make any repairs, except those that the law deems major repairs (Article 606 of the French Civil Code).

Before Lessee takes possession, a joint inventory of the condition of the premises shall be drawn up by a bailiff (huissier). The expenses of this inventory shall be shared equally by Lessor and Lessee.

In conducting its business, Lessee shall comply with all statutory and regulatory requirements that may apply thereto.

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Consequently, to the extent necessary, Lessee shall be personally responsible for obtaining all authorizations necessary for setting up and conducting its business on the premises leased.

In the event Lessee fails to comply with said statutory and regulatory requirements, Lessee shall indemnify and hold Lessor harmless from all administrative and financial consequences that may ensue.

Lessee shall comply with the requirements imposed by the regulations of the city of Nanterre, with which Lessee represents it is familiar.

Lessee shall use the premises leased at all times. Furthermore, Lessee shall at all times maintain on the premises equipment and furnishings in sufficient quantity and of sufficient value to at all times cover the payment of rent or the various reimbursements ancillary thereto, as well as performance of the terms and conditions of this lease.

Lessee shall take all necessary precautions to ensure that its business does not negatively affect the tranquility, hygiene, salubriousness, solidity or standards of the premises leased, and that it does not disturb or cause damage to its neighbors.

Furthermore, Lessor shall be released from all liability for interference with possession of the premises caused by third parties or Lessee.

Lessee shall strictly comply with all regulations, police orders, health regulations, etc.

The parties expressly agree that Lessee shall, at its own expense, and without exercising any recourse against Lessor, carry out work of any type whatsoever that may be requested by government authorities, in particular on health, safety or labor law grounds.

Lessee shall ensure that its personnel behaves in a proper manner in order to avoid disturbing its neighbors. It is agreed that Lessee shall be liable for all damage committed in the building by its employees or visitors.

Lessee shall comply with all measures adopted to ensure order in and the cleanliness of the building in which the premises leased are located, with the building’s rules and regulations, as drawn up by Lessor, and with the general security requirements adopted by Lessor for the building. Lessor expressly reserves the right to adapt and modify said regulations, to bring them into compliance with laws and regulations or in the interest and for the safety of the building and all tenants in general.

Lessee shall not deposit anything or allow anything to be deposited in the building’s entry vestibule, the hallways, stairways, green spaces, circulation lanes and parking areas and, more broadly, in any of the building’s common areas, which are formally excluded from this lease.

Lessee shall take all precautions to ensure that the weight bearing load of the floors is not exceeded.

Lessee shall not install any engines or other machines, with the exception of those necessary for its companies’ business activities, without Lessor’s written authorization. Lessee shall remove engines or other machines that may have been installed after obtaining authorization, without being entitled to any compensation from Lessor, if the operation of such engines or other machines is the source of justified complaints by other tenants or neighbors.

Lessee shall not be entitled to make any claim or to request a reduction in rent:

. In the event the various general services of the building or pieces of common equipment (water, electricity, heat, elevator, etc.) are removed, halted or malfunction due to work or repairs, regardless of the nature or duration thereof, whether due to the order of a relevant government authority, freezing or any force majeure event, provided such removals, interruptions or malfunctions are not attributable to Lessor. In the latter case, Lessor

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undertakes to do everything in its power to reestablish, as soon as possible, the operation of these services and common equipment, to the extent that it has control over such matters.

. In the event of humidity, leaks, infiltrations or any other cause, as well as leaks from common pipes hidden by a framing installed by Lessor or Lessee. Lessee shall take out insurance against these risks.

Lessee shall personally handle installation of its telephone service and all subscriptions to utilities, such as electricity, water, telephone, etc., in relation with Lessee’s specific services.

The installation of signs, identification plaques and exterior banners requires the prior approval of the streets and roads department of the city of Paris or another official department, as well as Lessor’s authorization.

If the building has a caretaker, Lessor reserves the right to cancel this service at any time, and Lessee shall not be entitled to make any claim for compensation or reduction in rent on these grounds.

It is hereby specified that the caretaker has no power to act in Lessor’s name and, therefore, Lessor shall not be bound by any promises, undertakings or discharges that Lessee may receive from the caretaker.

Lessee shall pay all city, police, street and other charges that tenants are customarily required to pay, such that no claim can be made against Lessor on these grounds. Lessee shall duly and regularly pay its personal and property taxes and its contributions and rental taxes in connection with its business or activity, and prove payment thereof whenever requested.

Lessor declines all liability for any theft or damage that may occur on the premises leased. Lessee shall not be entitled to request any fastenings or locks other than those in place when it takes possession of the premises leased.

If Lessee decides to give a set of keys to its premises to the caretaker, it does so at its own risk. It is expressly agreed that neither the caretaker nor Lessor shall be liable for any consequences that may result in the event said keys are stolen.

Lessor shall be given notice, by certified mail, return receipt requested, of any change in the corporate form or corporate name of Lessee or of the occupant and shall be provided with the corresponding amendment to their articles of incorporation and bylaws within one month from the amendment or change. Failure to do so shall be grounds for terminating this lease in Lessor’s discretion.

b) Occupation – Subleasing – Domiciliation – Assignment:

.	Occupation:

Lessee itself or its personnel shall occupy the premises leased, and it shall not grant the use thereof to any party, in any form whatsoever, including temporarily, free of charge or provisionally. The breach of this provision shall entitle Lessor to immediately terminate this lease.

.	Subleasing:

Lessee shall not sublease or lend all or any part of the premises to any party for any reason whatsoever. The breach of this provision shall entitle Lessor to immediately terminate this lease.

However, as an exception to the foregoing, Lessee shall be entitled to sublease all or part of the surface area leased to it to its subsidiaries (in which it holds a majority of the capital and voting rights).

In such a case, Lessee shall remain solely liable to Lessor for the payment of rent and for compliance with the terms and conditions of this lease.

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An original of the sublease agreement shall be provided to Lessor within a maximum period of one month from the date it is signed.

The sublease shall not constitute an amendment to the provision above confirming the indivisibility of the premises.

The sublease shall be terminated automatically in the event the principal lease that is the subject of this agreement is terminated.

The subtenant shall not be entitled to install an identification plaque in the building or to have a mailbox in addition to that provided to Lessee. However, it is agreed that the name(s) of the subleasing company or companies may be added to Lessee’s identification plaque.

The parties expressly agree that this sublease right is granted to Lessee personally. Accordingly, this right is non-assignable and non-transferable.

.	Business domiciliation:

Providing business domiciliation services on the premises to third parties not affiliated with Lessee or its subsidiaries is forbidden.

.	Lease-management

Lessee shall not place all or part of its business assets under lease-management without Lessor’s prior express agreement.

.	Assignment:

Lessee shall not assign this lease, with the exception of a total assignment of the lease to a purchaser of its business assets, provided Lessee acts as the guarantor of its assignee and remains jointly and severally liable with its assignee and all successive assignees, both with respect to the payment of rent and ancillary charges and for the performance of the terms and conditions of the lease, without being entitled to assert the right to require Lessor to proceed against each guarantor separately in proportion to each guarantor’s share of liability (bénéfice de division) or the right to require Lessor to exhaust the assignee’s assets before proceeding against the guarantor (bénéfice de discussion).

The assignment shall be set forth in a notarized instrument drafted in conjunction with Lessor’s notary. Lessor shall be given the opportunity to become a party thereto by notice given at least 15 days in advance by certified mail, return receipt requested. An original bearing the formula required for execution (grosse), which Lessor can use as an enforceable judgment against the assignee, shall be provided to the Lessor within one month following the signature of the assignment, at no expense to Lessor, in addition to the notice required by Article 1690 of the French Civil Code. Failure to comply with the foregoing shall invalidate the assignment vis-à-vis Lessor and entitle Lessor to terminate this lease at its discretion.

If Lessee contributes the business it operates on the premises to a company, said company shall make a direct undertaking to Lessor, both with respect to the payment of rent and ancillary charges and for the performance of the terms and conditions of the lease, enabling Lessor to exercise all of its rights and take all action directly against such company. Furthermore, the notice required by Article 1690 of the French Civil Code shall be given. Failure to comply with the foregoing shall entitle Lessor to terminate this lease at its discretion.

No contribution or assignment shall be permitted if Lessee owes rent and/or maintenance charges.

In the event Lessee breaches any of the above provisions whatsoever, this lease may be terminated immediately, without prior notice and without prejudice to the right to obtain payment of all damages that may be claimed.

c) Maintenance – Repairs – Miscellaneous work:

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During the entire term of the lease, Lessee shall keep the premises leased in good condition and shall make all repairs that may become necessary, with the sole exception of major repairs, as defined by Article 606 of the French Civil Code, for which Lessor remains financially responsible.

Nevertheless, in accordance with Article 605 of the French Civil Code, Lessee shall pay for such work if it is made necessary due to lack of maintenance, abnormal use or some other cause attributable to Lessee.

Lessee shall immediately inform Lessor of all repairs for which Lessor is responsible that Lessee notices are necessary, and confirm this information in writing. If Lessee fails to do so, it may be held liable for any worsening of the situation or damage that results from its failure to report the situation or from its delay in doing so.

With the exception of the remodeling work to the premises leased that are described in Article XV entitled “Specific Terms and Conditions” and any cabling and/or partitioning work in said premises, which Lessee is free to carry out, Lessee shall not make openings in walls or change the disposition of the said premises, or make any improvements or modifications thereto, including but not limited to the exterior appearance of plate glass windows, shop windows or other windows, or to the floors, without Lessor’s express prior consent. If Lessor’s consent is obtained, Lessee shall have the work performed solely under the direction and supervision of Lessor’s architect, whose fees shall be paid by the Lessee.

Lessor’s architects and engineers shall assume no responsibility other than performing the duties assigned to them by Lessor.

In any event, Lessee shall be responsible for obtaining all necessary administrative authorizations, in particular building permits, improvements permits, approvals, etc., if required. Lessee shall in no event cause Lessor to incur liability in this regard.

In derogation of Article 1723 of the French Civil Code, Lessee shall tolerate any changes Lessor may choose to make to the exterior appearance of the building.

Lessee shall take the initiative to perform all work and repairs listed below, under its own responsibility, and at its sole expense:

. All maintenance repairs that may become necessary, in particular complete maintenance of water, gas, electricity and heating conduits and equipment, of sanitary or other installations and of equipment located within the premises leased and, if necessary, shall replace such installations or equipment. Pursuant to the same requirements, Lessee shall, at its own expense, maintain and, if necessary, replace locks, glass, doors, windows, store windows and all items pertaining to the facilities for its personal use, etc.

. All work it deems of use or necessary to conduct its business.

. All work of any type whatsoever required by the laws and regulations currently in force or that may be adopted in the future with respect to the tenant’s use of the premises.

. The extermination of all insects, rodents or other parasites that may appear on the premises leased.

Lessee shall, at its own expense, promptly take down all framing and decorations, as well as all items it may have installed, whose removal may assist in locating and repairing leaks of all types and cracks in the smoke or ventilation conduits, in particular after a fire or leaks and, in general, for carrying out all works after any accident, casualty or damage, regardless of the cause thereof, or that may be of use for the prevention thereof in the building.

In the event of restoration work to the building’s facade, Lessee shall promptly, at its own expense, remove all fittings, signs, etc. whose removal may be necessary for the performance of the work.

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Lessee shall take all precautions against freezing. Lessee shall have the smoke conduits provided for its use cleaned on a yearly basis.

Lessee shall permit performance of all repairs, reconstruction work, raising of the building, ground work, the installation of supports and columns and any other work that the Lessor may deem necessary or of use and that it may choose to have performed during the term of the lease on the premises leased or in the building. The Lessee shall not be entitled to claim any compensation or decrease in the rent, regardless of the scope and duration of such work, including if such duration exceeds 40 days.

d) Visits to the premises – Surrender of the premises:

1/ Visits to the premises:

During the term of the lease, and provided it is informed in advance and given reasonable prior notice, Lessee shall allow Lessor, its agents, architect and contractors to enter the premises on business days, during office hours, to maintain and repair the building.

If either party gives notice of termination, six months before the expiration of this lease, Lessor shall be entitled to affix, at the location of its choice, a sign advertising that the premises are for rent. Provided it is given prior notice, Lessee shall be required to allow the premises leased to be visited by any person presenting authorization to do so from the Lessor, on business days, at times fixed by the parties’ mutual agreement. Failure to comply shall render Lessee liable for damages.

2/ Surrender of the premises:

Before its departure, Lessee shall allow Lessor’s architect or other representative to determine what repairs may be required, and it shall carry out such repairs and perform all necessary cleaning.

At the time of Lessee’s departure, a joint inventory of the condition of the premises shall be drawn up by a bailiff. The expenses of this inventory shall be shared equally by Lessor and Lessee.

If said inventory shows that repairs need to be made, Lessor shall have them carried out.

All remodeling, improvements and decorations carried out or installed by Lessee as of the signature of this lease and during the tem of the lease shall remain Lessee’s property. Consequently, the premises shall be surrendered to Lessor in their original condition, at Lessee’s expense.

Before moving out, Lessee shall pay all installments of rent and all other sums it may owe Lessor and shall prove payment, by producing receipts, of all its personal or other contributions in connection with the premises leased.

Lessee shall return the keys on the day it moves out, even if this date is before the expiration of the term in progress. Lessor’s acceptance of the keys shall not be deemed a waiver of its right to charge Lessee for the cost of repairs of any type for which Lessee is responsible under the law and the terms and conditions of the lease.

e) Destruction of the premises leased – Expropriation:

If the premises leased are completely destroyed by an event beyond Lessor’s control, this lease shall terminate automatically.

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In derogation of Article 1722 of the French Civil Code, if the premises are partially destroyed, this lease may be terminated, without compensation, at the request of either party, but without prejudice to Lessor’s right to claim any rights it may have against Lessee.

In the event of expropriation for reasons of public utility, Lessee shall not be entitled to make any claim against Lessor, but shall be entitled to exercise all of its rights against the expropriating party.

f) Insurance:

Lessee shall take out, with a first-rate insurance company that is approved by the Finance Ministry, insurance policies covering the following risks:

. Fire, all explosions, lightning and electrical damage;

“In the event of a fire, amounts owed to Lessee by the insurance company (companies) or insurer(s) shall constitute Lessor’s guarantee instead of Lessee’s furnishings and equipment, until such furnishings and equipment are replaced and restored. This provision shall constitute an assignment to Lessor, as a guarantee, of all insurance payments, up to the amounts owed Lessor. All powers are hereby granted to the bearer of a copy of this provision to give notice of the assignment to any person to whom such notice may be required.”

. Water damage;

. Breakage of glass and materials of a similar nature, covering its personal property (furnishings, equipment, etc.), as well as all remodeling, decorations and installations it owns and/or of which it has custody on any basis whatsoever, up to the actual value thereof.

In addition, the policies listed above shall include the following coverages:

. Tenant’s liability, as provided in Articles 1732 et seq. of the French Civil Code, with an adequate amount of coverage.

. Litigation initiated by neighbors and third parties.

Lessee shall assume the consequences, without any recourse against Lessor, for any damage caused to the premises leased and to its property as a result of disturbances, demonstrations, riots, strikes, civil wars, as well as any interference with its rights of possession as a result thereof.

Furthermore, Lessee shall assume the consequences of any theft, or damage that is the result of a theft, that occurs on the premises leased.

In addition, Lessee shall take out an insurance policy covering its civil liability arising from its business activities, the actions of its workers, whether or not employees, its shareholders and its business property or property in its custody on any basis whatsoever.

Lessee shall prove the existence of these insurance policies and regular payment of the premiums for such policies each time it is requested to do so by Lessor or its representatives.

Any surcharge or additional premium that Lessor and/or the building’s neighbors and/or the building’s other tenants may be obliged to pay due to Lessee’s business activities and/or the manner in which such activities are carried out shall be reimbursed to the parties concerned at their request.

Lessee shall immediately report to its insurance company any loss-causing event that affects it or a third party, regardless of the significance thereof, including if there is no apparent damage. Failure to do so may render Lessee liable for any worsening of the situation that is the result of not making such report. In addition, within 48 hours, Lessee shall confirm to Lessor that it has made such report.

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Lessor’s insurers or their representatives shall, upon request, be entitled to visit the premises leased, provided they set the date for such visits by mutual agreement with the Lessee.

Lastly, it is agreed and accepted that the parties’ respective insurers shall be given notice of all provisions under this heading promptly after the signature of this lease.

g) Condominium rules and regulations – Internal rules and regulations:

In the event Lessor draws up or has drawn up condominium rules and regulations and/or internal rules and regulations for the building, Lessee undertakes to scrupulously comply with the current provisions thereof, as well as with any amendments that may be made thereto.

h) Non-waiver:

The terms and conditions of this lease are mandatory and shall be fully and entirely performed.

Any tolerance on the part of Lessor [for Lessee’s non-compliance], irrespective of the duration or frequency thereof, shall not be deemed a contractual amendment or as creating any right, and Lessor shall be entitled to end such tolerance at any time, without prior notice.

ARTICLE IX – TERMINATION:

In the event Lessee fails to comply with a single term, obligation or condition of this lease or to pay a single instalment of rent or any ancillary amounts exactly when due, or the cost of an order to pay served by a bailiff (commandement de payer) in the event of a default in payment, or in the event of Lessee’s failure to pay back rent and maintenance charges pursuant to a court decision, this lease shall be automatically terminated in the discretion of the Lessor, without the need for any court formality, one month after the Lessor gives the Lessee mere notice to pay or one month after an order to pay served by a bailiff in which Lessor states its intention to exercise its rights under this provision, and with which Lessee fails to comply within such period, including if Lessee subsequently pays the relevant amount into court or makes a genuine offer of payment.

If Lessee refuses to leave the premises immediately, it can be forced to do so by an order rendered in summary proceedings (référé) by the Presiding Judge of the District Court with jurisdiction over the building’s location. Said order shall be enforceable immediately, without the need to post bond, and notwithstanding appeal.

1/ In the event of termination:

In the event of termination:

. Lessee shall not be entitled to compensation for any work it has carried out or any other expenditures it has incurred in view of taking possession of the premises leased. To the extent necessary, by signing this lease, Lessee expressly waives the right to any compensation on these grounds.

. Lessor shall be entitled to keep the security deposit that Lessee has furnished to Lessor, without prejudice to Lessor’s right to obtain payment for rent installments that have fallen due. [. . .]

. As of the time the lease is terminated, and until Lessor recovers possession of the premises, Lessee shall automatically owe occupation compensation in an amount equal to the principal amount of rent in effect on the date of said termination (in addition to all ancillary charges applicable to said rent).

. Lastly, Lessee shall pay all court fees and costs, the costs of all instruments served by bailiffs and all legal fees and costs that Lessor may incur.

Groupama Immobilier

The foregoing provisions shall apply as a lump-sum penalty clause.

Lastly, with respect to the application of all of the foregoing provisions, it is hereby specified that all sums that may owed by Lessee pursuant to this penalty clause shall be deemed to be in addition and ancillary to the rent owed, and the non-payment thereof shall result in the termination of this lease in the same manner as stated above.

ARTICLE X – PENALTIES:

Notwithstanding possible enforcement of the termination clause above, if Lessee fails to pay a single installment of rent or to reimburse any charge whatsoever when due, Lessee shall automatically, without the need for any prior notice to pay, be obliged to pay late payment interest calculated on the basis of the legal rate of interest + 3 points, as of the due date of said installment, as well as to reimburse all legal costs and fees that Lessor may have incurred.

ARTICLE XI – REGISTRATION:

In accordance with Act no. 69-l168 of December 26, 1969, this lease is not subject to registration formalities.

ARTICLE XII – CANCELLATION OF THE VAT OPTION:

In the event Lessor cancels the option to subject rents it receives to VAT, Lessee shall pay the Contribution on Rental Income at the rate in force.

ARTICLE XIII – ANNUAL CLOSURE OF THE BUILDING

Lessee is hereby informed, and Lessee hereby expressly accepts, that once a year, on Easter weekend, the service provider that provides hot and cold fluids at La Défense, and who is therefore the supplier to the building, interrupts service to perform maintenance to its facilities.

During that period, Lessor maintains the building’s medium voltage substation. This maintenance requires the complete shutdown of electricity to the building for 24 hours and, therefore, the building must be completely closed for safety reasons.

ARTICLE XIV – SPECIFIC TERMS AND CONDITIONS

1/ Lessee undertakes to comply with the provisions of the Decree of October 18, 1977, as amended by the Decree of October 22, 1982, which prescribes regulations for the construction of high rise buildings and the protection thereof against the risks of fire and panic, in particular, Article GH60, paragraph 2, which prescribes the obligation to hold yearly evacuation exercises and training sessions to familiarize occupants with the use of safety features, and Article GHW6, paragraphs 2 and 4, regarding the creation of a local safety group for each unit and, in general, all regulations currently in force or that may be adopted in the future that are applicable to high rise buildings and all occupational health and safety requirements.

2/ In derogation of the provisions of Article V of this lease entitled “Rent – Indexation – Revision”, Lessee shall, as an exceptional measure, be exempt from paying the principal amount of rent for a period of five months as of the effective date of this lease. Lessor grants this exemption in consideration of the remodeling work, the proposal of which is appended hereto, which Lessee formally undertakes to complete on the premises leased, solely at its own expense, within a period of no more than six months from the effective date of the lease. Failure to do so shall nullify this exemption from paying rent.

Groupama Immobilier

Based on the foregoing, the first installment of rent shall be owed on October 11, 2005. Maintenance charges, taxes, insurance and the management fees of the property management company shall be due and payable on May 11, 2005.

When completed, Lessor shall verify the remodeling work to ensure that it has been properly performed in accordance with the proposal appended hereto and in compliance with current best practice. For these purposes, a joint inventory of the premises, involving both parties, shall be conducted by a Groupama Immobilier technician or by an external technical representative appointed by Groupama Immobilier, whose fees shall be paid by Lessor.

3/ No later than the date this lease is signed, Lessee shall furnish a bank guarantee in accordance with the sample appended hereto, guaranteeing Lessor payment of the principal amount of six months’ rent, plus taxes and including maintenance charges, which on the signature date of this lease totals €189,589.44 (ONE HUNDRED EIGHTY NINE THOUSAND FIVE HUNDRED EIGHTY NINE EUROS AND FORTY FOUR CENTS). Said guarantee shall remain valid during the entire term of the lease, in accordance with the terms and conditions set forth in the bank guarantee appended hereto.

This provision is a material and fundamental condition for the conclusion of this lease, without which Lessor would not have entered into this lease.

ARTICLE XIV – ADDRESS FOR SERVICE:

For the purposes of performing this agreement, Lessor chooses as its address for service the principal office of its property manager, Groupama Immobilier, and Lessee chooses the address of the premises leased.

The parties agree that the courts with jurisdiction over the building’s location shall have exclusive jurisdiction over any disputes that may arise regarding this agreement.

Executed in Paris, in two counterparts,

On (handwritten: May 11, 2005)

(signature)

Lessor, Groupama Immobilier

a French société anonyme with a management board

and supervisory board with stated capital of €2,400,000

22 Rue Joubert, 75320 Paris Cedex 09

Paris Trade and Companies Register no. 413 114 760

Siret no. 413 114 760 00023 (APE code 703A)

Tel. 01 55 07 40 00 – Fax 01 55 07 40 01

Lessee, (signature) (handwritten: S. Karam Chairman and CEO)

CITICENTRE, 19 LE PARVIS, 92073 PARIS LA DEFENSE	3RD FLOOR

PROPOSED PARTITIONING

[PLAN]

[PLAN]
BUILDING elysees la defense 29 LE PARVIS LA DÉFENSE 7 92072 PARIS LA DEFENSE CEDEX	Date plan created: 01.09.1997 Scale: ***** Classification: K:\CAO\FINAMA\ELY Drawn by: Patrick Chiarenza Software: Autocad Version 2000	Parking area -4 Plan no. 66 parking spaces 002

This plan is the sole property of Sedri. Any reproduction, including partial reproduction, is forbidden. The dimensions given are approximate and must be verified by the contractors.

SCHEDULE 1

SAMPLE BANK GUARANTEE

GROUPAMA IMMOBILIER 22/28 Rue Joubert 75320 Paris Cedex 09

We, the undersigned .............................. (BANK), with stated capital of € ............, whose principal office is located at             , represented by ................................., after having become familiar with the terms and conditions of the lease entered into between Groupama Immobilier, acting in its capacity as agent of Société Civile Immobilière LA DEFENSE ASTORG, a French société civile immobilière (real estate investment company) with stated capital of €21,135,750, registered with the Paris Trade and Companies Register under number 322.283.961, the owner, whose principal office is located at 22 Rue Joubert, 75009 Paris,

And

SEQUANS COMMUNICATIONS, a French société anonyme (corporation) with a board of directors, with stated capital of €137,500, registered with the Paris Trade and Companies Register under number B.450.249.677, whose principal office is located at 103 Boulevard Macdonald, 75019 Paris, represented by its Chairman, Mr. Karam, the tenant of premises to be used as offices located in the Citicenter Building, a real estate complex designated as PB104, which is located at 19 Le Parvis, Paris La Défense, in the city of Puteaux (92800), and which takes effect on May 9, 2005. We hereby agree to act as the joint and several guarantor of SEQUANS COMMUNICATIONS S.A. for the payment of rent, maintenance charges and occupation compensation, for proper performance of the terms and conditions of the lease, for repairs for which the tenant is responsible and, more broadly, for all sums that the lessee may owe pursuant to its lease or occupation, as well as sums owed by the lessee for which the lessor may be held liable.

The amount of our undertaking is limited to the value of six months’ of the principal amount of rent, plus maintenance charges, plus taxes), i.e., EUR 189,589.44, which breaks down as follows:

- Principal amount of rent	€126,980.00 (revisable annually)
- Management fees	€2,539.60

2% of the principal amount of rent, excluding taxes and maintenance charges

- Advances on maintenance charges	€29,000.00 (adjustable annually after accounts generated for the period)
- VAT at 19.60%	€31,069.84
TOTAL:	€189,589.44

This guarantee shall remain valid during the entire term of the lease, i.e., for a period beginning on May 9, 2005 and ending on May 8, 2014.

Furthermore, in derogation of Article 1740 of the French Civil Code, this guarantee will apply to the same obligations and charges if the lease is extended expressly or tacitly bail and/or in the event the lease is renewed.

In accordance with the decision rendered on June 6, 1989 by the Court of Cassation, the commencement of bankruptcy proceedings will have no effect on the scope of this guarantee.

This guarantee shall be null and void after the final end-of-lease accounts are generated and the tenant has paid all amounts it may owe pursuant to its lease and occupation.

Furthermore, this guarantee shall lapse automatically at the end of a period of three months following the expiration of the lease.

The lessor shall return the guarantee at the end of the lessee’s lease, after the settlement of accounts, and no later than a period of three months following the expiration of the lease.

.......................................................(BANK) hereby expressly waives the right to require the lessor to proceed against each guarantor separately in proportion to each guarantor’s share of liability (bénéfice de division) or the right to require the lessor to exhaust the lessee’s assets before proceeding against the guarantor (bénéfice de discussion).

For the purposes of performing the provisions of this instrument, ...................................... (BANK) chooses its principal office, located at ...................................... as its address for the service of notices.

This guarantee shall be governed by French law, and the courts with jurisdiction over the building’s location shall have exclusive jurisdiction over any disputes that may arise regarding the interpretation and performance of this guarantee.

Signature to be preceded by the handwritten statement “Valid as a joint and several guarantee up to the amount of .......... (in words and numbers)”.

CITICENTRE 19 Le Parvis 92073 PARIS LA DEFENSE DISTRIBUTION TABLE OF GROSS USABLE RENTAL SURFACE AREA (SUBL) OF SUPERSTRUCTURES

File: 99.09.3143/A SEPTEMBER 1999	Marc Laroche & Associés Expert surveyor no. 33607 31 Rue Galliéni 92 600 Asnières Tel.: 01 47 93 61 31 Fax: 01 47 93 62 71

GROSS USABLE RENTAL SURFACE AREA (SUBL) SUPERSTRUCTURES
	A		B		C		D		E	F
LEVEL	PRIVATE		AREAS COMMON TO		ANNEXES		COMMON		SHARES	SHARES	SUBL	TECHNICAL
	SURFACE AREAS		CERTAIN PARCELS				AREAS		P, C, INFRA	B+C+D	A+E+F	PREMISES
3RD	PARCEL 1	232.7			KITCHEN 1	7.3	PC1	112.8	12.7	25.4	270.7	AIR COND.	18.69
3RD	PARCEL 2	126.6			WOMEN’S RESTROOM 1	11.6			6.9	13.6	147.3	EDF	4.92
3RD	PARCEL 3	122.0			MEN’S RESTROOM 1	12.3			5.6	13.3	142.0	RIA 1	0.92
3RD	PARCEL 4	216.9			KITCHEN 2	4.7			11.8	23.6	252.3	TA 0.2	1.1
3RD	PARCEL 5	424.3			MEN’S RESTROOM 2	10.7			23.1	46.3	493.7	G1 G2	2.74
3ËME	PARCEL 6	468.5			WOMEN’S RESTROOM 2	10.7			25.5	51.1	545.1	G3	1.28
3RD					STORAGE 1	3.3						PL 1	1.04
3RD												RIA 2	0.68
3RD												TA 0.3	1.34
3ÊME												RIA 3	0.75
3RD												ELEC	1.07
3RD												TECH. CONDUITS	3.77
TOTAL		1590.9		0.0		60.6		112.8	36.7	173.4	1851.1		38.3
4TH	PARCEL 1	761.4	PC 2	58.44	KITCHEN 1	7.3	PC1	114.2	41.5	116.2	919.1	AIR COND.	18.69
4TH	PARCEL 2	118.0			WOMEN’S RESTROOM 1	11.6			6.4	16.0	142.4	EDF	4.92
4TH	PARCEL 3	287.9			MEN’S RESTROOM 1	12.3			15.7	43.9	347.5	RIA 1	0.92
4TH	PARCEL 3	361.1			KITCHEN 2	4.7			19.7	55.1	435.9	TA 0.2	1.1
4TH					MEN’S RESTROOM 2	10.7						G1 G2	2.74
4TH					WOMEN’S RESTROOM 2	10.7						G3	1.28
4TH					STORAGE 1	3.3						PL 1	1.04
4TH												RIA 2	0.68
4TH												TA 0.3	1.34
4TH												RIA 3	0.75
4TH												ELEC	1.07
4TH												TECH. CONDUITS	3.77
TOTAL		1528.3		58.44		60.6		114.2	83.3	233.3	1844.9		38.3
5TH	PARCEL	1152.0			KITCHEN 1	7.3	PC1	109.0	52.3	122.5	1337.4	AIR COND.	18.69
5TH	PARCEL	442.4			WOMEN’S RESTROOM 1	11.6			24.1	47.1	513.6	EDF	4.92
5TH					MEN’S RESTROOM 1	12.3						RIA 1	0.92
5TH					KITCHEN 2	4.7						TA 0.2	1.1
5TH					MEN’S RESTROOM 2	10.7						G1 G2	2.74
5TH					WOMEN’S RESTROOM 2	10.7						G3
5TH					STORAGE 1	3.3						PL 1	1.04
5TH												RIA 2	0.68
5TH												TA 0.3	1.34

5TH								RIA 3	0.75
5TH								ELEC	1.07
5TH								TECH. CONDUITS	3.77
TOTAL	1594.5	0.0	60.6	109.0	86.9	169.6	1851.0		38.3

(Seal of Marc Laroche & Associés)

SEQUANS

COMMUNICATIONS

SCHEDULE 1

Proposed remodeling work

1.	Partitions

Installation of aluminum partition framing, according to plan appended hereto:

•	PVC BFB sill + 45 glass wool insulator:
-	35 – 1200 full modules
-	1 – 900 full module
-	4 – 600 full modules
-	11 – 300 full modules
•	Single and double glass on sill
-	17 – 1200 double panes
-	3 – 900 double panes
-	37 – 1200 single panes
-	8 – 900 single panes
•	7 solid core door units

2.	Lighting

Connection and installation of recessed lighting, according to plan appended hereto:

•	84 – 2X36 watt indirect lighting recessed lighting fixtures

NB: the total number of lighting fixtures may be reduced if lighting is deemed sufficient

3.	Cabling

Connection and installation of weak and strong current outlets:

•	129 RJ45 outlets: connection using FTP category 6 brass-based cable
•	155 10/16 A + T electric outlets: connection and installation of related protections

4.	Access control

Connection and installation of access controls for the closed two doors:

•	2 code keypads
•	2 12/24 V transformers
•	2 12 V electric locks

5.	Air conditioning

Connection and installation of added air conditioning capacity for the two technical premises, according to plan appended hereto

SEQUANS Communications – a French société anonyme with stated capital of €137,500

Paris Trade and Companies Register – SIRET no. 45024967700011

101-103 Boulevard McDonald, 75019 Paris

Tel.: +33 (0)1 4489 4807 – Fax: +33 (0)1 4489 4806

[PLAN]

Groupama

Immobilier

AMENDMENT No. 7 TO THE COMMERCIAL LEASE

dated MAY 11, 2005

70006/30002

BY AND BETWEEN THE UNDERSIGNED:

SCI LA DEFENSE ASTORG, a French société civile immobilière (real estate investment company) with stated capital of €21,735,750, registered with the Paris Trade and Companies Register under number 322.283.961, whose principal office is located at 21 Boulevard Malesherbes, 75008 Paris, the owner, represented by GROUPAMA IMMOBILIER, a French société anonyme (corporation) with stated capital of €2,400,000, whose principal office is located at 21 Boulevard Malesherbes, 75008 Paris registered with the Paris Trade and Companies Register under number 413114760, holder of “Real Estate Management” business license no. G 4425 and “Real Estate and Business Asset Transactions” business license no. T 9111 issued by the Paris Police Department,

And who is itself represented by Mr. Guillaume Valarcher, its Real Estate Management Director (Directeur de la Gestion Immobilière);

hereinafter “Lessor”

PARTY OF THE FIRST PART,

AND:

SEQUANS COMMUNICATIONS, a French société anonyme with a board of directors, with stated capital of €534,373.54, registered with the Nanterre Trade and Companies Register under number 450.249.677, whose principal office is located at 19 Le Parvis, Paris La Défense, 921800 Puteaux, represented by Ms. Deborah Choate, its Administrative and Financial Director, duly authorized for the purposes hereof.

hereinafter “Lessee”

PARTY OF THE SECOND PART.

RECITALS:

I/ Pursuant to a private instrument executed in Paris on May 11, 2005, S.C.I. LA DEFENSE ASTORG, leased and let out to SEQUANS COMMUNICATIONS S.A., for a term of nine entire and consecutive years, which began on May 11, 2005, granting Lessee the right to terminate the lease at the expiration of either of the first two three-year periods by giving Lessor at least six months’ prior notice in an instrument served by a bailiff (acte extrajudiciaire), the premises described below, which are located in a real estate complex designated as “PB 104”, and known as the “CitiCenter” building, which is located at 19 Le Parvis, Paris La Défense, in the city of Puteaux (92800):

•	A group of offices on the third floor representing one parcel with a surface area of 746 m2, including a share of the common areas.
•	10 parking spaces located at level – 4, designated by numbers 415 to 424.

This lease was granted and accepted in consideration for, in addition to various obligations, terms and conditions, a principal amount of annual rent, excluding taxes and maintenance charges, in the principal amount of €253,960.00 (TWO HUNDRED FIFTY THREE THOUSAND NINE HUNDRED SIXTY EUROS), which breaks down as follows:

-	For the offices: €238,720.00
-	For the parking spaces: €15,240.00

plus the payment of a security deposit in the amount of €63,490.00 (SIXTY THREE THOUSAND FOUR HUNDRED NINETY EUROS), indexed annually on the anniversary date of the lease on the basis of the variation observed in the construction costs index (indice du coût de la construction) published by INSEE. The reference index being the index for the third quarter of the year preceding the year in which rent was revised.

Furthermore, Lessee furnished to Lessor a bank guarantee that guarantees Lessor payment of the principal amount of six months’ rent, plus taxes and including maintenance charges, i.e., €189,589.44 (ONE HUNDRED EIGHTY NINE THOUSAND FIVE HUNDRED EIGHTY NINE EUROS AND FORTY FOUR CENTS). Said guarantee is valid during the entire term of the lease.

II/ Pursuant to successive private instruments executed in Paris on January 27, 2006 and March 1, 2006, in addition to the premises leased originally, S.C.I. LA DEFENSE ASTORG granted SEQUANS COMMUNICATIONS S.A. possession of:

- A group of offices on the third floor with a surface area of 270.70 m2, including a share of the common areas, as of February 1, 2006.

- A storage area for archives with a surface area of 14.54 m2, including a share of the common areas, as of March 1, 2006.

Accordingly, as of March 1, 2006, the principal amount of rent, excluding taxes and maintenance charges, was raised to €342,765.00 (THREE HUNDRED FORTY TWO THOUSAND SEVEN HUNDRED SIXTY FIVE EUROS), excluding taxes and maintenance charges, which breaks down as follows:

•	For the offices: €325,344.00 (THREE HUNDRED TWENTY FIVE THOUSAND THREE HUNDRED FORTY FOUR EUROS)
•	For the parking spaces: €15,240.00 (FIFTEEN THOUSAND TWO HUNDRED FORTY EUROS)
•	For the storage area for archives: €2,181.00 (TWO THOUSAND ONE HUNDRED EIGHTY ONE EUROS)

The security deposit was adjusted accordingly so as to always equal the principal amount of three months’ rent, excluding taxes and maintenance charges.

III/ Pursuant to a private instrument executed in Paris on November 9, 2007, the parties

2

concluded Amendment no. 3 to the commercial lease dated May 11, 2005, pursuant to which Lessee leased additional premises to be used as offices, which were adjacent to the surface areas it already occupied on the third floor, and which had been surrendered by AZ CORPORATIONS.

Therefore, as of February 16, 2008, the new description of the premises leased was as follows:

•	A group of offices on the third floor with a surface area of 746 m2, including a share of the common areas.
•	A group of offices on the third floor with a surface area of 270.70 m2, including a share of the common areas.
•	A group of offices on the third floor with a surface area of 150.60 m2, including a share of the common areas.
•	10 parking spaces located at level – 4, designated by numbers 415 to 424.
•	A storage area for archives located at level – 4, with a surface area of 14.54 m2, including a share of the common areas.

As of February 16, 2008, the principal amount of rent, excluding taxes and maintenance charges, owed for all premises leased was increased to €425,137.16 (FOUR HUNDRED TWENTY FIVE THOUSAND ONE HUNDRED THIRTY SEVEN EUROS AND SIXTEEN CENTS), and the security deposit was increased to €106,284.29 (ONE HUNDRED SIX THOUSAND TWO HUNDRED EIGHTY FOUR EUROS AND TWENTY NINE CENTS).

IV/ Pursuant to a private instrument executed in Paris on February 25, 2008, the parties concluded Amendment no. 4 to the commercial lease dated May 11, 2005, pursuant to which, as of February 20, 2008, Lessee leased an additional surface area of 7.30 m2 located on the third floor of the “CitiCenter” building.

Therefore, as of February 20, 2008, the new description of the premises leased was as follows:

•	A group of offices on the third floor with a surface area of 746 m2, including a share of the common areas.
•	A group of offices on the third floor with a surface area of 270.70 m2, including a share of the common areas.
•	A group of offices on the third floor with a surface area of 150.60 m2, including a share of the common areas.
•	An area on the third floor with a surface area of 7.30 m2, which is identified on the plan appended hereto.
•	10 parking spaces located at level – 4, designated by numbers 415 to 424.
•	A storage area for archives located at level – 4, with a surface area of 14.54 m2, including a share of the common areas.

This new lease was granted in consideration for a principal amount of rent, excluding taxes and maintenance charges, payable for all of the premises leased, in the amount of €427,473.16 (FOUR HUNDRED TWENTY SEVEN THOUSAND FOUR HUNDRED SEVENTY THREE EUROS AND SIXTEEN CENTS).

The security deposit was adjusted accordingly so as to always equal the principal amount of three months’ rent, excluding taxes and maintenance charges.

V/ Pursuant to a private instrument executed in Paris on June 12, 2008, the parties concluded Amendment no. 5 to the commercial lease dated May 11, 2005, pursuant to which, as of May 16, 2008, Lessee leased an additional area for storage of archives, located at level -4, with a surface area of 20.77 m2, including a share of the common areas.

Accordingly, as of May 16, 2008, the new description of the premises leased was as follows:

•	A group of offices on the third floor with a surface area of 746 m2, including a share of the common areas.
•	A group of offices on the third floor with a surface area of 270.70 m2, including a share

3

of the common areas.
•	A group of offices on the third floor with a surface area of 150.60 m2, including a share of the common areas.
•	An area on the third floor with a surface area of 7.30 m2, which is identified on the plan appended hereto.
•	10 parking spaces located at level – 4, designated by numbers 415 to 424.
•	A storage area for archives located at level – 4, with a surface area of 14.54 m2, including a share of the common areas.
•	A storage area for archives located at level – 4, with a surface area of 20.77 m2, including a share of the common areas.

In consideration for the possession of this storage area, Lessee agreed to pay, as of May 16, 2008, an additional principal amount of rent, excluding taxes and maintenance charges, of €3,800.00 (THREE THOUSAND EIGHT HUNDRED EUROS), in addition to the rent already payable.

Accordingly, as of May 16, 2008, the parties increased the principal amount of rent, excluding taxes and maintenance charges, owed for all premises leased to €450,464.56 (FOUR HUNDRED FIFTY THOUSAND FOUR HUNDRED SIXTY FOUR EUROS AND FIFTY SIX CENTS), which breaks down as follows:

•	For the offices: €424,460.72 (FOUR HUNDRED TWENTY FOUR THOUSAND FOUR HUNDRED SIXTY EUROS AND SEVENTY TWO CENTS)
•	For the parking spaces: €17,288.77 (SEVENTEEN THOUSAND TWO HUNDRED EIGHTY EIGHT EUROS AND SEVENTY SEVEN CENTS)
•	For the storage areas for archives: €6,274.20 (SIX THOUSAND TWO HUNDRED SEVENTY FOUR EUROS AND TWENTY CENTS)
•	For the area used as a kitchen: €2,440.87 (TWO THOUSAND FOUR HUNDRED FORTY EUROS AND EIGHTY SEVEN CENTS)

The security deposit was adjusted accordingly so as to always equal the principal amount of three months’ rent, excluding taxes and maintenance charges, i.e., the sum of €112,616.14 (ONE HUNDRED TWELVE THOUSAND SIX HUNDRED SIXTEEN EUROS AND FOURTEEN CENTS).

VI/ Pursuant to a private instrument executed in Paris on January 13, 2010, the parties concluded Amendment no. 6 to the commercial lease dated May 11, 2005, pursuant to which, as of March 1, 2010, Lessee leased the following additional premises:

•	Premises for use as offices, located on the first floor, with a surface area of 570.50 m2, including a share of the common areas.
•	A storage area for archives located at level – 4, with a surface area of 12.40 m2, including a share of the common areas.
•	6 non-specifically allocated parking spaces for automobiles (permanent use rights), located in the public parking garage designated as “PB Défense 7”, which is located at La Défense (92800 Puteaux).

Accordingly, as of March 1, 2010, the new description of the premises leased was as follows:

•	A group of offices on the third floor with a surface area of 746 m2, including a share of the common areas (LEGRAND parcel no. C_03_02).
•	A group of offices on the third floor with a surface area of 270.70 m2, including a share of the common areas (LEGRAND parcel no. C_03_03).
•	A group of offices on the third floor with a surface area of 150.60 m2, including a share of the common areas (LEGRAND parcel no. C_03_04).
•	An area on the third floor with a surface area of 7.30 m2 (LEGRAND parcel no. C_03_06).
•	A group of offices on the first floor with a surface area of 570.50 m2, including a share of the common areas (LEGRAND parcel no. C_01_04).

4

•	A storage area for archives located at level – 4, with a surface area of 14.54 m2, including a share of the common areas (LEGRAND parcel no. C_PK_0_17).
•	A storage area for archives located at level – 4, with a surface area of 20.77 m2, including a share of the common areas (LEGRAND parcel no. C_PK_0_10).
•	A storage area for archives located at level – 4, with a surface area of 12.40 m2, including a share of the common areas (LEGRAND parcel no. C_PK_0_11).
•	10 parking spaces located at level – 4, designated by numbers 415 to 424.
•	6 non-specifically allocated parking spaces for automobiles (permanent use rights), located in the public parking garage designated as “PB Défense 7”, which is located at La Défense (92800 Puteaux).

In consideration for the possession of these premises, Lessee agreed to pay, as of March 1, 2010, an additional principal amount of rent, excluding taxes and maintenance charges, of €204,314.00 (TWO HUNDRED FOUR THOUSAND THREE HUNDRED FOURTEEN EUROS), in addition to the rent already payable.

Accordingly, as of March 1, 2010, the parties increased the principal amount of rent, excluding taxes and maintenance charges, owed for all premises leased to €701,916.56 (SEVEN HUNDRED ONE THOUSAND NINE HUNDRED SIXTEEN EUROS AND FIFTY SIX CENTS), which breaks down as follows:

■	For the offices on the third floor: €468,877.60 (FOUR HUNDRED SIXTY EIGHT THOUSAND EIGHT HUNDRED SEVENTY SEVEN EUROS AND SIXTY CENTS)
■	For the offices on the first floor: €198,534.00 (ONE HUNDRED NINETY EIGHT THOUSAND FIVE HUNDRED THIRTY FOUR EUROS)
■	For the storage areas for archives: €9,410.76 (NINE THOUSAND FOUR HUNDRED TEN EUROS AND SEVENTY SIX CENTS)
■	For the area used as a kitchen: €2,696.28 (TWO THOUSAND SIX HUNDRED NINETY SIX EUROS AND TWENTY EIGHT CENTS)
■	For the 10 parking spaces located at level – 4 of the building, designated by numbers 415 to 424: €19,097.92 (NINETEEN THOUSAND NINETY SEVEN EUROS AND NINETY TWO CENTS)
■

For the 6 non-specifically allocated parking spaces for automobiles (permanent use rights), located in the public parking garage designated as “PB Défense 7”, which is located at La Défense (92800 Puteaux): €3,300 (THREE THOUSAND THREE HUNDRED EUROS)

The security deposit was adjusted accordingly so as to always equal the principal amount of three months’ rent, excluding taxes and maintenance charges, i.e., the sum of €175,479.14 (ONE HUNDRED SEVENTY FIVE THOUSAND FOUR HUNDRED SEVENTY NINE EUROS AND FOURTEEN CENTS).

VII/ After reciting the foregoing, Lessee informed Lessor of its interest in leasing additional premises, namely the premises leased by CREDIT INDUSTRIEL ET COMMERCIAL (“CIC”) pursuant to a lease dated April 3, 2002, for which the lessee had given Lessor notice of its intention to surrender effective March 31, 2011, and which are located in the “CitiCenter” building located at 19 Le Parvis, 92073 Paris La Défense Cedex, and which are described below:

•	Premises for use as offices, located on the first floor, with a surface area of 334.90 m2, including a share of the common areas.

S.C.I. LA DEFENSE ASTORG, Lessor, has agreed to also lease said premises to SEQUANS COMMUNICATIONS S.A., as of April 1, 2011, pursuant to the terms and conditions set forth in this instrument.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

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ARTICLE 1 – DESCRIPTION OF PREMISES LEASED

The parties agree that, as of April 1, 2011, the new description of the premises leased by SEQUANS COMMUNICATIONS S.A. shall be as follows:

›	A group of offices on the third floor with a surface area of 746 m2, including a share of the common areas (LEGRAND parcel no. C_03_02).

›	A group of offices on the third floor with a surface area of 270.70 m2, including a share of the common areas (LEGRAND parcel no. C_03_03).

›	A group of offices on the third floor with a surface area of 150.60 m2, including a share of the common areas (LEGRAND parcel no. C_03_04).

›	An area on the third floor with a surface area of 7.30 m2 (LEGRAND parcel no. C_03_06).

›	A group of offices on the first floor with a surface area of 334.90 m2, including a share of the common areas (LEGRAND parcel no. C_01_02).

›	A group of offices on the first floor with a surface area of 570.50 m2, including a share of the common areas (LEGRAND parcel no. C_01_04).

›	A storage area for archives located at level – 4, with a surface area of 14.54 m2, including a share of the common areas (LEGRAND parcel no. C_PK_0_17).

›	A storage area for archives located at level – 4, with a surface area of 20.77 m2, including a share of the common areas (LEGRAND parcel no. C_PK _0_10).

›	A storage area for archives located at level – 4, with a surface area of 12.40 m2, including a share of the common areas (LEGRAND parcel no. C_PK _0_11).

›	10 parking spaces located at level – 4, designated by numbers 415 to 424.

›	6 non-specifically allocated parking spaces for automobiles (permanent use rights), located in the public parking garage designated as “PB Défense 7”, which is located at La Défense (92800 Puteaux).

as such premises are shown on the plans appended hereto, as they continue and with what they include, without exception or reservation. Lessee represents that it is well acquainted with the premises as a result of the fact that it already occupies a portion of the premises and as a result of a visit it has made to the premises with a view to entering into this lease.

By the parties mutual agreement, the premises described below constitute an indivisible whole.

Lessee accepts said premises in their condition on the date referred to above, and expressly waives the right to claim that Lessor make any repairs to said premises. Consequently, Lessee shall not make any claim or request any compensation or reduction in rent on the grounds of the condition of the premises.

Before SEQUANS COMMUNICATIONS S.A. takes possession of the newly leased premises, as of April 1, 2011, a joint inventory of the condition of the premises shall be drawn up by a bailiff (huissier). The expenses of this inventory shall be paid entirely by Lessee.

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ARTICLE 2 – RENT AND MAINTENANCE CHARGES

In consideration for the additional premises provided to it, Lessee agrees to pay, as of April 1, 2011, an additional principal amount of rent, excluding taxes and maintenance charges, of €150,705.00 (ONE HUNDRED FIFTY THOUSAND SEVEN HUNDRED FIVE EUROS), in addition to the rent already payable.

Accordingly, as of April 1, 2011, the parties agree to increase the principal amount of rent, excluding taxes and maintenance charges, owed for all premises leased to €852,621.56 (EIGHT HUNDRED FIFTY TWO THOUSAND SIX HUNDRED TWENTY ONE EUROS AND FIFTY SIX CENTS), excluding taxes and maintenance charges, which breaks down as follows:

■	For the offices on the third floor: €468,877.60 (FOUR HUNDRED SIXTY EIGHT THOUSAND EIGHT HUNDRED SEVENTY SEVEN EUROS AND SIXTY CENTS)
■	For the offices on the first floor: €349,239.00 (THREE HUNDRED FORTY NINE THOUSAND TWO HUNDRED THIRTY NINE EUROS)
■	For the storage areas for archives: €9,410.76 (NINE THOUSAND FOUR HUNDRED TEN EUROS AND SEVENTY SIX CENTS)
■	For the area used as a kitchen: €2,696.28 (TWO THOUSAND SIX HUNDRED NINETY SIX EUROS AND TWENTY EIGHT CENTS)
■	For the 10 parking spaces located in the building: €19,097.92 (NINETEEN THOUSAND NINETY SEVEN EUROS AND NINETY TWO CENTS)
■

For the 6 non-specifically allocated parking spaces for automobiles (permanent use rights), located in the public parking garage designated as “PB Défense 7”, which is located at La Défense (92800 Puteaux): €3,300 (THREE THOUSAND THREE HUNDRED EUROS)

As of April 1, 2011, Lessee shall also pay, for the additional premises, an additional “advance on general common maintenance charges”, the amount of which is set as of the signature date of this amendment at €3,730.00, excluding taxes (THREE THOUSAND SEVEN HUNDRED THIRTY EUROS) per quarter, as well as the sum of €270.00, excluding taxes (TWO HUNDRED SEVENTY EUROS) per quarter as an “advance on individual utilities consumption”.

ARTICLE 3 – SECURITY DEPOSIT

Lessee undertakes to adjust the value of the security deposit currently held by Lessor in order that it equals the principal amount of three months’ rent, excluding taxes, and therefore at the time of the signature of this amendment, Lessee shall pay the sum of €37,676.25 (THIRTY SEVEN THOUSAND SIX HUNDRED SEVENTY SIX EUROS AND TWENTY FIVE CENTS), in addition to the amount of €175,479.14 (ONE HUNDRED SEVENTY FIVE THOUSAND FOUR HUNDRED SEVENTY NINE EUROS AND FOURTEEN CENTS) already paid.

Consequently, the amount of the security deposit will total €213,155.39 (TWO HUNDRED THIRTEEN THOUSAND ONE HUNDRED FIFTY FIVE EUROS AND THIRTY NINE CENTS) to guarantee payment of rent, proper performance of the terms and conditions of this lease, repairs required of the tenant and amounts owed by Lessee for which Lessor may be held liable.

The difference, whether more or less, shall be paid or returned after verifying said repairs, and after Lessee has moved out, surrendered the keys and produced receipts evidencing payment of all contributions, taxes and fees for which it is liable.

This security deposit shall not bear interest in favor of Lessee.

Each time rent is adjusted, this security deposit shall be increased or decreased so as to always equal three months’ rent.

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ARTICLE 4 – BANK GUARANTEE

In accordance with the provisions of paragraph 3 of Article XIV of the original lease dated May 11, 2005, entitled “Specific Terms and Conditions”, Lessee undertook to furnish a bank guarantee on the signature date of said lease for the purpose of guaranteeing Lessor the payment of the principal amount of six months’ rent, plus taxes and including maintenance charges. On the signature date of said lease, the amount of the bank guarantee was €189,589.44 (ONE HUNDRED EIGHTY NINE THOUSAND FIVE HUNDRED EIGHTY NINE EUROS AND FORTY FOUR CENTS).

Consequently, Lessee shall furnish to Lessor, on the signature date of this amendment and for the remaining term of the original lease, i.e., until May 10, 2014, a bank guarantee in the amount of €590,827.58 (FIVE HUNDRED NINETY THOUSAND EIGHT HUNDRED TWENTY SEVEN EUROS AND FIFTY EIGHT CENTS), which is equal to the principal amount of six months’ rent, including management fees, maintenance charges and taxes, and which will replace the bank guarantee previously furnished.

ARTICLE 5 – HEALTH AND ENVIRONMENTAL RISKS – TECHNICAL DIAGNOSTICS

1- In accordance with Article L. 125-5 of the French Environmental Code (Code de l’Environnement), Lessor has appended to this amendment a statement of foreseeable natural and technological or seismic risks to which the location of the building is exposed, and which has been prepared on the basis of information provided by a prefectural decree.

Excerpts of useful reference documents, which enable situating the property with respect to the aforementioned risks, are appended to the statement.

2- Lessor hereby informs Lessee that pursuant to Articles R. 1334-22 and R. 1334-28 of the French Health Code (Code de la Santé), Lessor has had a technical file prepared concerning asbestos risks concerning the building, which is at Lessee’s disposal. Lessor has appended to this lease a sheet summarizing the technical file concerning asbestos risks, which Lessee hereby acknowledges.

Lessor forbids Lessee from carrying out or having carried out any work whatsoever, including work that does not require authorization under this lease, without having studied or having the contractors performing the work study the technical file concerning asbestos risks.

3- In accordance with Article L134-3-1 of the French Construction and Housing Code (Code de la Construction et de l’Habitation), Lessor has appended to this amendment a diagnostic concerning the energy performances of the new premises being leased, which Lessee hereby acknowledges.

ARTICLE 6 – SAFETY OF PERSONS AND PROPERTY

For Lessee’s information, Lessor has appended to this lease an excerpt from a study reporting the building’s capacities. This study shows that the number of persons that can be accommodated on the entire first and third floors of the “CitiCenter” building, located at 19 Le Parvis, in La Défense, is a maximum of 120 persons per floor.

ARTICLE 7 – INFORMATION CONCERNING PROTECTION OF PERSONAL DATA

Information collected is necessary to manage the real estate property or properties that concern you as a tenant. Such information is intended for Groupama Immobilier and Groupama SA, as well as their service providers who participate in management of the buildings and Groupama’s real estate assets. Information that contain your contact details may also be used for sales prospecting purposes by other companies (insurance or service companies) of the Groupama group.

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With regard to this last point, Lessee may express its wishes by writing “YES” or “NO” (in capital letters) in the box below:

No

In accordance with the provisions of the French Data Protection Act, you may exercise your right to oppose the use of, access and correct personal data about you by contacting the Quality Department of Groupama Immobilier, located at 21 Boulevard Malesherbes, 75008 Paris.

ARTICLE 8 – REGISTRATION

In accordance with Act no. 69-l 168 of December 26, 1969, this amendment is not subject to registration formalities.

ARTICLE 9 – MISCELLANEOUS EXPENSES

All expenses, duties and fees that may be applicable to this instrument, or that may be incurred pursuant to or as a consequence thereof, shall be borne by Lessee, who hereby expressly undertakes to pay such expenses, duties and fees.

Furthermore, on the signature date of this amendment, Lessee shall pay Groupama Immobilier, Lessor’s representative, the sum of €500.00, excluding taxes (FIVE HUNDRED EUROS) in fees for the drafting of this instrument.

* *

* * *

ALL OTHER TERMS AND CONDITIONS OF THE LEASE OF MAY 11, 2005 AND ITS SUCCESSIVE AMENDMENTS THAT ARE NOT MODIFIED BY THIS AMENDMENT REMAIN IN FORCE.

Executed in Paris, in two counterparts,

On March 7, 2011

Lessor	Lessee

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